UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On October 15, 2013, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation (“HC”), entered into the Tenth Amendment to Credit Agreement, Second Amendment to Collateral Security Agreement, Second Amendment to Pledge Agreement and Second Amendment to Subsidiary Guaranty (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent.

The Amendment modified the Credit Agreement dated as of August 16, 2005 among HI, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, the “Credit Agreement”) to permit, among other things, (x)  a new senior secured term loan facility in an aggregate principal amount of up to $1,200 million under the Credit Agreement (the “New Term Loans”), (y)  a senior secured revolving commitment increase in an aggregate principal amount of up to $200 million under the Credit Agreement (the “Revolving Increase”) and (z) future incremental term facilities under the Credit Agreement in an amount up to $950 million and future incremental revolving facilities under the Credit Agreement in an amount up to $200 million (the “Incremental Facilities”).

To the extent funded, the proceeds of the New Term Loans will be used to pay the consideration in connection with the acquisition by HI of the Performance Additives and Titanium Dioxide business of Rockwood Specialties Group, Inc. (the “Acquisition”) or, if the Acquisition is not consummated, to refinance certain indebtedness of HI (the “Refinancing”).  To the extent funded, the proceeds of loans under the revolving facility including the Revolving Increase may be used for working capital and other general corporate purposes and to pay transaction costs.  To the extent they become effective, (i) the New Term Loans will be funded at the time of the Acquisition or the Refinancing, as applicable, and (ii) the Revolving Increase will become effective at the time of the Acquisition, in each case subject to the satisfaction of certain conditions precedent.  The proceeds of loans under the Incremental Facilities may be used for general corporate purposes.

To the extent funded, the New Term Loans will mature on the seventh anniversary of the date such New Term Loans are funded and will amortize in aggregate annual amounts equal to 1% of the original principal amount of the New Term Loans, payable quarterly commencing with the first full fiscal quarter ended after the date such New Term Loans are funded.  To the extent funded, the loans pursuant to the Revolving Increase will mature on the same date as the existing revolving loans under the Credit Agreement.

The foregoing does not constitute a complete summary of the terms of the Amendment.  The description of the terms of the Amendment is qualified in its entirety by reference to such agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
10.1

Tenth Amendment to Credit Agreement, Second Amendment to Collateral Security Agreement, Second Amendment to Pledge Agreement and Second Amendment to Subsidiary Guaranty, dated as of October 15, 2013, among Huntsman International LLC, the subsidiary guarantors party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ Troy M. Keller
Troy M. Keller
Assistant Secretary

Dated: October 18, 2013

INDEX TO EXHIBITS

Exhibit Number	Description

10.1

Tenth Amendment to Credit Agreement, Second Amendment to Collateral Security Agreement, Second Amendment to Pledge Agreement and Second Amendment to Subsidiary Guaranty, dated as of October 15, 2013, among Huntsman International LLC, the subsidiary guarantors party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.